EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 7, 2006, with respect to the consolidated financial statements of TCL Multimedia Technology Holdings Limited, included in this Form 20-F/A of Thomson S.A for the year ended December 31, 2005.

We consent to the incorporation by reference in the following Registration Statements:

•

Registration Statement No. 333-13178 on Form S-8,

•

Registration Statement No. 333-14224 on Form S-8,

•

Registration Statement No. 333-119938 on Form S-8,

•

Registration Statement No.333-124241 on Form S-8,

•

Registration Statement No. 333-130657 on Form S-8,

of our report dated June 7, 2006, with respect to the consolidated financial statements of TCL Multimedia Technology Holdings Limited, incorporated herein by reference, and our report included in this Form 20-F/A of Thomson S.A.

/s/  Ernst & Young

Ernst & Young

Hong Kong, China

June 21, 2006